UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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Filed by a Party other than the Registrant  ☒

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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

CAMPBELL SOUP COMPANY

(Name of the Registrant as Specified In Its Charter)

THIRD POINT LLC

DANIEL S. LOEB

THIRD POINT PARTNERS QUALIFIED L.P.

THIRD POINT PARTNERS L.P.

THIRD POINT OFFSHORE MASTER FUND L.P.

THIRD POINT ULTRA MASTER FUND L.P.

THIRD POINT ENHANCED LP

THIRD POINT ADVISORS LLC

THIRD POINT ADVISORS II LLC

SARAH HOFSTETTER

MUNIB ISLAM

BOZOMA SAINT JOHN

KURT SCHMIDT

WILLIAM TOLER

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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The Third Point Nominees, if elected, would constitute a minority of the Board, and under the proxy rules we may solicit proxies in support of the Third Point Nominees and also seek authority to vote for all of the Company’s nominees other than those Company nominees we specify. This allows a stockholder who desires to vote for up to a full complement of twelve director nominees to use the WHITE proxy card to vote for the Third Point Nominees as well as the Company’s nominees for whom we are seeking authority to vote other than those nominees as to which the stockholder does not seek authority to vote and will not exercise authority to vote. The Board consists of twelve directors. As discussed above, we have determined to nominate a slate of five nominees, Sarah Hofstetter, Munib Islam, Bozoma Saint John, Kurt Schmidt and William Toler. We are also seeking authority to vote for up to all of the Company’s nominees other than Bennett Dorrance, Randall W. Larrimore, Mary Alice D. Malone, Nick Shreiber and Les C. Vinney. As a result, should a stockholder so authorize us on the WHITE proxy card, we would cast votes for the five Third Point Nominees and for between none and seven of the Company’s nominees (as indicated by such stockholder on its proxy card) other than those Company nominees we specify. None of the Company’s nominees for whom we seek authority to vote has agreed to serve with any of the Third Point Nominees, if elected, and there is no assurance that any of the Company’s nominees will serve as directors if any or all of the Third Point Nominees are elected to the Board. You should refer to the Company’s proxy statement for the 2018 Annual Meeting for the names, backgrounds, qualifications and other information concerning the Company’s nominees.

Third Point Sends Letter to Campbell Seeking More Detail on the Company’s Process for Adding Board Members

Third Point Pleased that Campbell Has Acknowledged its Board Needs to be Refreshed, Although Disappointed Private Talks Were Publicly Disclosed by the Company

NEW YORK—(BUSINESS WIRE)—Third Point LLC (LSE: TPOU) (“Third Point”), a New York-based investment firm managing approximately $17 billion in assets and a holder of approximately 7% of the outstanding common shares of Campbell Soup Company (NYSE: CPB) (“Campbell” or the “Company”), today sent a letter to Mr. Keith R. McLoughlin, Campbell’s chief executive officer, in response to the Company’s press release on Friday afternoon.

After reading our new letter below, we encourage all shareholders to once again review our Case for Change to understand more about why Third Point’s nominees are well-positioned to turn around Campbell. We urge all shareholders to VOTE THE WHITE CARD to elect the entire Independent Short Slate.

***

Mr. Keith R. McLoughlin

Campbell Soup Company

1 Campbell Place

Camden, NJ 08103

November 12, 2018

Dear Mr. McLoughlin:

On Friday, Campbell disclosed publicly the existence of our private settlement talks. We were pleased that your statement acknowledged that changes to the Board would be beneficial and that the Independent Short Slate nominees are well-qualified to contribute to a refreshed recipe at Campbell. This is an important point of agreement and reflects shareholders’ similar desire for a combined Board.

Nevertheless, we were disappointed that you chose to share our private negotiations via a press release, as we believed that our limited conversations were confidential. As you are aware, there have been only a handful of phone calls between the Board, your advisors, and Third Point since this contest began. The last call was on Friday afternoon, shortly before you issued your public release.

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This point aside, we were particularly interested in your comments about the types of directors you are seeking to add to the Board and your embrace of two of our candidates, Kurt Schmidt and Sarah Hofstetter. In previous proxy contests, our candidates have gladly engaged in appropriate diligence, most often meeting other Board members and/or the Company’s leadership face-to-face. Since you have not pursued this process to date, despite our entreaties to meet, we would be interested to learn how you are making decisions about which members of the Independent Short Slate would best serve shareholders. For example, in proxy contests today, it is the norm for a shareholder activist to join a Board to bring expertise in capital allocation and markets at a time of change for a Company. Many other Boards have agreed to this arrangement and found ways to manage any apparent conflict (although we do not agree that one exists). Your process and framework for Board selection would be helpful transparency to provide to shareholders.

We are pleased that change is on the horizon at Campbell and look forward to resolving this proxy contest soon.

Sincerely,

Third Point LLC

***

Your Vote Is Important, No Matter How Many or How Few Shares You Own!

PLEASE REMEMBER TO CAN THE COMPANY’S CARD! If you return a Campbell’s proxy card – even by simply indicating “withhold” on the Company’s slate – you will revoke any vote you had previously submitted for the Third Point nominees on the WHITE proxy card.

IMPORTANT INFORMATION

On September 28, 2018, Third Point LLC filed a definitive proxy statement and on October 1, 2018 filed Supplement No. 1 thereto, on October 9, 2018 filed Supplement No. 2 thereto and on November 9, 2018 filed Supplement No. 3 thereto (collectively, the “Definitive Proxy Statement”) with the U.S. Securities and Exchange Commission (“SEC”) to solicit proxies from stockholders of Campbell Soup Company (the “Company”) for use at the Company’s 2018 annual meeting of stockholders. THIRD POINT STRONGLY ADVISES ALL STOCKHOLDERS OF THE COMPANY TO READ THE DEFINITIVE PROXY STATEMENT BECAUSE IT CONTAINS IMPORTANT INFORMATION. THE DEFINITIVE PROXY STATEMENT ALSO INCLUDES INFORMATION ABOUT THE IDENTITY OF THE PARTICIPANTS IN THE THIRD POINT SOLICITATION AND A DESCRIPTION OF THEIR DIRECT OR INDIRECT INTERESTS THEREIN. The Definitive Proxy Statement is available at no charge on the SEC’s website at http://www.sec.gov and is also available, without charge, on request from Third Point LLC’s proxy solicitor, Okapi Partners LLC, at (855) 208-8902 or via email at CPBinfo@okapipartners.com.

Contacts

For Media:

Third Point LLC

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Elissa Doyle, 917-748-8533

Chief Marketing Officer

edoyle@thirdpoint.com

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Third Point Releases New Video Introducing the Independent Short Slate for An Mmm Mmm Better Board for Campbell

Third Point, Which is Pleased that Campbell Has Acknowledged the Need to Refresh its Board, Introduces Independent Short Slate Candidates Via New Video

Highly-Qualified Independent Short Slate Nominees Discuss Enthusiasm for Actionable Turnaround Opportunities at Campbell

While Campbell Has Yet to Meet Our Nominees, Third Point Encourages the Company to Do So and Hopes Shareholders Will Learn More About Them in New Video

Shareholders Should VOTE THE WHITE CARD for a Better Board for Campbell

NEW YORK—(BUSINESS WIRE)—Third Point LLC (LSE: TPOU) (“Third Point”), a New York-based investment firm managing approximately $17 billion in assets and a holder of approximately 7% of the outstanding common shares of Campbell Soup Company (NYSE: CPB) (“Campbell” or the “Company”), today released a new video introducing its Independent Short Slate candidates: Sarah Hofstetter, Munib Islam, William Toler, Bozoma Saint John and Kurt Schmidt.

In the four-minute video, our highly-qualified nominees discuss what has gone wrong at Campbell and their enthusiasm for serving shareholders to #RefreshTheRecipe at the Company. We also encourage all shareholders to once again review our Case for Change to understand more about why Third Point’s nominees are well-positioned to turn around Campbell. We urge all shareholders to VOTE THE WHITE CARD to elect the entire Independent Short Slate.

***

Your Vote Is Important, No Matter How Many or How Few Shares You Own!

PLEASE REMEMBER TO CAN THE COMPANY’S CARD! If you return a Campbell’s proxy card – even by simply indicating “withhold” on the Company’s slate – you will revoke any vote you had previously submitted for the Third Point nominees on the WHITE proxy card.

IMPORTANT INFORMATION

On September 28, 2018, Third Point LLC filed a definitive proxy statement and on October 1, 2018 filed Supplement No. 1 thereto, on October 9, 2018 filed Supplement No. 2 thereto and on November 9, 2018 filed Supplement No. 3 thereto (collectively, the “Definitive Proxy Statement”) with the U.S. Securities and Exchange Commission (“SEC”) to solicit proxies from stockholders of Campbell Soup Company (the “Company”) for use at the Company’s 2018 annual meeting of stockholders. THIRD POINT STRONGLY ADVISES ALL STOCKHOLDERS OF THE COMPANY TO READ THE DEFINITIVE PROXY STATEMENT BECAUSE IT CONTAINS IMPORTANT INFORMATION. THE DEFINITIVE PROXY STATEMENT ALSO INCLUDES

INFORMATION ABOUT THE IDENTITY OF THE PARTICIPANTS IN THE THIRD POINT SOLICITATION AND A DESCRIPTION OF THEIR DIRECT OR INDIRECT INTERESTS THEREIN. The Definitive Proxy Statement is available at no charge on the SEC’s website at http://www.sec.gov and is also available, without charge, on request from Third Point LLC’s proxy solicitor, Okapi Partners LLC, at (855) 208-8902 or via email at CPBinfo@okapipartners.com.

Contacts

For Media:

Third Point LLC

Elissa Doyle, 917-748-8533

Chief Marketing Officer

edoyle@thirdpoint.com

###

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The script of the video released by Third Point is below.

EVERYONE AGREES: CAMPBELL’S BOARD NEEDS CHANGE. MEET THE INDEPENDENT SHORT SLATE FOR AN MMM MMM BETTER BOARD.

BILL TOLER: My name is Bill Toler. I’ve spent the last thirty-five plus years in the food industry. My most recent job was the CEO of Hostess.

BOZOMA ST. JOHN: I am Bozoma St. John. I’m the chief marketing officer at Endeavor, which is the largest media and entertainment company in the world.

MUNIB ISLAM: My name is Munib Islam. I am a partner and the head of equities at Third Point.

KURT SCHMIDT: Hi, I’m Kurt Schmidt. I was the executive vice-president of the Global Nutrition Business for Nestle SA, which is the world’s largest food company.

SARAH HOFSTETTER: I’m Sarah Hofstetter, president of ComScore, which is a company that brings trust and transparency to the media and marketing industry.

MUNIB ISLAM: This is a company that is entirely broken.

MUNIB ISLAM: if you look over the last twenty years, the stock price has actually gone down in a period where, you know, most companies, the market, most peers have gone up a lot.

SARAH HOFSTETTER: The soup business is great for everyone, but today, it’s not for Campbell’s.

KURT SCHMIDT:

They forgot what they’re all about, the core soup business, which has been battered over the past few years.

Secondly, they’ve failed to adapt to the innovation where the consumers’ going, particularly in the health and wellness sectors, where they fell behind.

BILL TOLER:

Campbell’s soup business has always been about focusing on the execution of the fundamentals. Get the right support in store, get the right pricing, get the right merchandising and display. Have the right mix of innovation and new ideas.

BOZOMA ST. JOHN:

The reason why brands falter is that they rely on the old and don’t try to innovate in storytelling.

You know, culture moves. It is a living, breathing thing.

You know, you have to connect with whatever is happening today.

SARAH HOFSTETTER:

In the food business, particularly in fast-moving consumer goods,

it is helpful to think like a startup. If you were starting Campbell’s today with the products, asset, and equity that you have, how would you build a market?

BILL TOLER:

We need to revolutionize the brand, contemporize the brand.

The brand has incredible equity over hundreds of years with consumers, with people all around the world and to be able to contemporize this business and get it back to the great success it deserves is something that is very exciting to me.

KURT SCHMIDT: Change has to happen, you cannot sit still and expect that the world is going to slow up for you.

BOZOMA ST. JOHN:

We need escapes. And food is an escape. Food is a comfort. Food feels good. You know and so why can’t Campbell’s reclaim that space in a way that will make us all feel better?

You know there’s nothing like a warm bowl of soup to make you feel fantastic.

MUNIB ISLAM:

We have to reassure all employees that we are now on the path of change.

We don’t have a CEO. They have not had a CEO for six months.

The very next step is to really accelerate the search to find that leader. And then, the third step is with the new leader, create what the future of Campbell’s will be, and that future is a future that doesn’t make excuses for soup.

SARAH HOFSTETTER:

As a mom, one of the things I still do, despite my job, is walk the supermarket aisles every single week, and I know what it’s like to walk a mile in a consumer’s shoe. It’s important for us to be mindful of labels. It’s important for us to be mindful of what we’re doing when we’re putting food in our families’ mouths.

BOZOMA ST. JOHN:

I’m a mom of a nine-year-old. I don’t wanna cook dinner every night. Believe me, I don’t. And if I can open a can that I know will feed my daughter in a nutritious way, then I would do that.

MMM, MMM BETTER BOARD.

THIRD POINT

VOTE THE WHITE PROXY CARD TO

#REFRESHTHERECIPE AT CAMPBELL’S

GO TO REFRESHCAMPBELLS.COM OR

CONTACT OKAPI PARTNERS LLC

(212) 297-0720

(855) 208-8902

CPBINFO@OKAPIPARTNERS.COM

@ThirdPointLLC issued Tweets stating:

Time for an Mmm Mmm Better Board! Watch our new #VIDEO in which Third Point’s director nominees discuss their vision for refreshing @CampbellSoupCo’s Board & strategy – VIEW HERE: http://bit.ly/NewVideoFromTP (SEC Legend: http://bit.ly/SEC_Legend)

Make sure to watch our new #VIDEO in which Third Point’s director nominees discuss their plan to refresh @CampbellSoupCo: http://bit.ly/NewVideoFromTP (SEC Legend: http://bit.ly/SEC_Legend) $CPB #RefreshTheRecipe

Though we are pleased $CPB has acknowledged they need to #RefreshTheRecipe since they shared private negotiations publicly, we urge them to disclose their process for adding directors. Click here to read our letter: https://bit.ly/2CVjIIq (SEC Legend: http://bit.ly/SEC_Legend)

Meet the Independent Short Slate: As CEO of @Hostess_Snacks, Bill Toler refreshed the company’s iconic brands and created shareholder value. Learn more about the #ShortSlate: http://bit.ly/NewVideoFromTP (SEC Legend: http://bit.ly/SEC_Legend)

Meet the Independent Short Slate: Bozoma St. John brings her expertise helping the world’s hottest brands, like @Apple and @Uber, resonate with younger customers. Learn more about the #ShortSlate: http://bit.ly/NewVideoFromTP (SEC Legend: http://bit.ly/SEC_Legend)

****

Third Point LLC also issued the following statement through additional social media outlets:

Though Third Point is pleased that Campbell Soup Company has acknowledged they need to #RefreshTheRecipe it’s disappointing that they chose to share the details of private negotiations via press release. Click here to read Third Point sent to Keith McLoughlin, their CEO today: https://bit.ly/2CVjIIq (SEC Legend: http://bit.ly/SEC_Legend)

****

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NEW VIDEO: Third Point Introduces

the Independent Short Slate

In a new four-minute video, Third Point’s Independent Short Slate nominees talk about their vision for Campbell.

After watching the video here, we also encourage you to VOTE THE

WHITE PROXY CARD to refresh Campbell’s Board

www.RefreshCampbells.com

Copyright © 2018 Third Point LLC, All rights reserved.

www.RefreshCampbells.com

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IMPORTANT INFORMATION

On September 28, 2018, Third Point LLC filed a definitive proxy statement and on October 1, 2018 filed Supplement No. 1 thereto, on October 9, 2018 filed Supplement No. 2 thereto and on November 9, 2018 filed Supplement No. 3 thereto (collectively, the “Definitive Proxy Statement”) with the U.S. Securities and Exchange Commission (“SEC”) to solicit proxies from stockholders of Campbell Soup Company (the “Company”) for use at the Company’s 2018 annual meeting of stockholders. THIRD POINT STRONGLY ADVISES ALL STOCKHOLDERS OF THE COMPANY TO READ THE DEFINITIVE PROXY STATEMENT BECAUSE IT CONTAINS IMPORTANT INFORMATION. THE DEFINITIVE PROXY STATEMENT ALSO INCLUDES INFORMATION ABOUT THE IDENTITY OF THE PARTICIPANTS IN THE THIRD POINT SOLICITATION AND A DESCRIPTION OF THEIR DIRECT OR INDIRECT INTERESTS THEREIN. The Definitive Proxy Statement is available at no charge on the SEC’s website at http://www.sec.gov and is also available, without charge, on request from Third Point LLC’s proxy solicitor, Okapi Partners LLC, at (855) 208-8902 or via email at CPBinfo@okapipartners.com.